SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ] Confidential, For Use of the
[X]  Definitive Proxy Statement                Commission Only (as permitted by
[ ]  Definitive Additional Materials           Rule 14a-6(e)(2)
[ ]  Soliciting Material Under
     Rule 14a-12

                              99 CENTS ONLY STORES
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5)  Total fee paid:

-------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

-------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3)  Filing party:

-------------------------------------------------------------------------------
     (4)  Date filed:

-------------------------------------------------------------------------------

                              99 CENTS ONLY STORES

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------


TIME

          10:00 a.m. on Wednesday, May 16, 2001

PLACE

          4000 Union Pacific Avenue
          City of Commerce, California 90023

ITEMS OF BUSINESS

          (1) To elect a Board of nine Directors to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

          (2)  To consider and act upon a shareholder proposal.

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

          You can vote if at the close of business on March 26, 2001 you were a shareholder of record.

PROXY VOTING

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.



                                             /S/ ERIC SCHIFFER

April 12, 2001                               Eric Schiffer
                                             ASSISTANT CORPORATE SECRETARY

                                                           99 CENTS ONLY STORES
                                                      4000 UNION PACIFIC AVENUE
                                             CITY OF COMMERCE, CALIFORNIA 90023

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 99 Cents Only Stores, a California corporation ("99 Cents Only Stores," the "Company," "we," or "us"), of proxies to be voted at our 2001 annual meeting of shareholders and at any adjournments or postponements thereof.

        You are invited to attend our annual meeting of shareholders on Wednesday, May 16, 2001, beginning at 10:00 a.m. Pacific Standard Time (the "Annual Meeting"). The meeting will be held at the Company's offices at 4000 Union Pacific Avenue, City of Commerce, California 90023.

SHAREHOLDERS ENTITLED TO VOTE. The close of business on March 26, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At the record date, 51,416,724 shares of the Company's common stock, no par value (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the Annual Meeting. At the record date, the Company had approximately 8,520 shareholders, which includes 486 shareholders of record.

PROXIES. Your vote is important. If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All share owners can vote by written proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you are a record holder, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the annual meeting and expressing a desire to vote your shares in person. If no instruction is specified on the enclosed Proxy with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) in favor of the election of the nominees for director set forth herein, (ii) against the shareholder proposal, and (iii) if any other business is properly presented at the Annual Meeting, in accordance with the recommendations of the Board of Directors. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about April 12, 2001.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

VOTING. A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The election of the directors will require the affirmative vote of a plurality of the shares of Common Stock present and voting at the Annual Meeting.

SHAREHOLDER PROPOSAL. Approval of the shareholder proposal will require the affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting.

OTHER MATTERS. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by proxy. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

        In accordance with the Bylaws of the Company, 99 Cents Only Stores' directors are elected at each Annual Meeting and hold office until the next Annual Meeting and until their successors are elected and qualified. The Bylaws of the Company provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any adjournments thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

        The Board of Directors proposes the election of the following nominees as directors:

                                 William Christy
                                Lawrence Glascott
                                   David Gold
                                   Howard Gold
                                    Jeff Gold
                                  Marvin Holen
                                  Eric Schiffer
                                  Ben Schwartz
                                  John Shields


        If elected, each nominee is expected to serve until the 2002 Annual Meeting of Shareholders and thereafter until his or her successor is duly elected and qualified. The nine nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the nominees and executive officers of the Company as of March 31, 2001:

                                     YEAR
                                     FIRST
                                    ELECTED
                        AGE AT        OR
                       MARCH 31,   APPOINTED
         NAME:           2001       DIRECTOR   PRINCIPAL OCCUPATION
---------------------  ---------   ---------   -------------------------------------------------
NOMINEES:

David Gold                68         1965      DAVID GOLD has been Chairman of the Board and
                                               Chief Executive Officer of the Company since the
                                               founding of the Company in 1965. Mr. Gold has
                                               over 45 years of retail experience.

Howard Gold               41         1991      HOWARD GOLD has been a director of the Company
                                               since 1991.  He joined the Company in 1982 and
                                               has served in various managerial capacities. He
                                               currently serves as Senior Vice President of
                                               Distribution. Mr. Gold received his B.S. degree
                                               from the University of California at Los Angeles
                                               in 1984.

Eric Schiffer             40         1991      ERIC SCHIFFER has been a director of the Company
                                               since 1991.  He joined the Company in 1991 and
                                               has served in various managerial capacities.  In
                                               March 2000, he was promoted to President. Prior
                                               to joining the Company, from 1987 to 1992, he
                                               was employed by Oxford Partners, a venture
                                               capital firm.  Mr. Schiffer received his B.S.E.
                                               degree from Duke University in 1983 and his
                                               M.B.A. from Harvard Business School in 1987.

Jeff Gold                 33         1991      JEFF GOLD has been a director of the Company
                                               since 1991.  He joined the Company in 1984 and
                                               has served in various managerial capacities.  He
                                               currently serves as Senior Vice President of
                                               Real Estate and Information Systems.  Mr. Gold
                                               received his B.A. degree from the University of
                                               California at Berkeley in 1989.

William O. Christy        69         1992      WILLIAM O. CHRISTY has been a director of the
                                               Company since 1992.  He was President and Chief
                                               Executive Officer of Certified Grocers of
                                               California from 1977 until his retirement in
                                               1990.  He has served on numerous trade
                                               association boards including the executive
                                               committee of the National Grocers Association
                                               Board and Chairman of the Merchant and
                                               Manufacturer Association Board.

Marvin Holen              71         1991      MARVIN HOLEN has been a director of the Company
                                               since 1991. He is an attorney and in 1960
                                               founded the law firm of Van Petten & Holen. He
                                               served on the Board of the Southern California
                                               Rapid Transit District from 1976 to 1993 (six of
                                               those years as the Board's President). He served
                                               on the Board of Trustees of California Blue
                                               Shield from 1972 to 1978, on the Board of United
                                               California Savings Bank from 1992 to 1994 and on
                                               several other corporate, financial institution
                                               and philanthropic boards of directors.


                                     Page 4


Ben Schwartz              83         1993      BEN SCHWARTZ has been a director of the Company
                                               since 1993. He was Chairman of Foods Company
                                               Markets, a supermarket chain, from 1980 until it
                                               was acquired in 1987 by Boys Markets. Prior
                                               thereto, he served for many years as its
                                               president. He served on the Board of Directors
                                               of Certified Grocers of California, including
                                               four years as Chairman. Additionally, Mr.
                                               Schwartz sits on a number of industry trade
                                               boards, including the Food Marketing Institute.

John Shields              69         2001      JOHN SHIELDS was appointed to the Board of
                                               Directors in January 2001. He has been Chief
                                               Executive Officer of Trader Joe's since 1989.
                                               Trader Joe's Company is a Southern California
                                               based  privately held 156 store retail chain.
                                               From 1978 to 1987 he was Vice President of
                                               Operations for Mervyn's Department Stores. Prior
                                               to that he spent 20 years with Macy's,
                                               ultimately as Senior Vice President of
                                               Operations. In 1993 he was Entrepreneur of the
                                               Year for Los Angeles and in 1994 he was honored
                                               as retailer of the year.

Lawrence Glascott         66         1996      LAWRENCE GLASCOTT has been a director of the
                                               Company since October 1996. From 1991 to 1996 he
                                               was the Vice President - Finance of Waste
                                               Management International, an environmental
                                               services company.  Prior thereto, Mr. Glascott
                                               was a partner at Arthur Andersen LLP and was the
                                               Arthur Andersen LLP partner in charge of the 99
                                               Cents Only Stores account for six years.
                                               Additionally, Mr. Glascott was in charge of the
                                               Los Angeles based Arthur Andersen LLP Enterprise
                                               Group practice for over 15 years.
    OTHER EXECUTIVE OFFICERS:

Helen Pipkin              58                   HELEN PIPKIN joined the Company in 1991 and
                                               serves as Senior Vice President of Wholesale
                                               Operations.  Prior to joining the Company, from
                                               1985 through 1991, Ms. Pipkin served as
                                               Controller and Manager of Wholesale and Import
                                               Operations of Cobra Associated International, a
                                               wholesaler of variety merchandise.  Prior to
                                               1985, for many years, Ms. Pipkin was an owner,
                                               Vice President and Controller of Markell
                                               Imports, a general merchandise wholesaler.

Andy Farina               54                   ANDY FARINA joined the Company in September 1996
                                               and serves as Chief Financial Officer.  Prior to
                                               joining the Company, from April 1993 through
                                               August 1996, Mr. Farina was Vice President of
                                               Finance of Crown BBK, Inc., a food brokerage
                                               business.  Mr. Farina was employed by a division
                                               of Sara Lee from 1976 through 1988, ultimately
                                               in the capacity of President.  Mr. Farina began
                                               his career with Arthur Andersen LLP.

Jose Gomez                41                   JOSE GOMEZ joined the Company in 1980 and has
                                               served in many different managerial capacities,
                                               most recently as Vice President of Retail
                                               Operations.  He has over 20 years of retail
                                               experience.

        David Gold is the father of Howard Gold and Jeff Gold and the father-in-law of Eric Schiffer.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held a total of 12 meetings during the fiscal year ended December 31, 2000. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2000, each director during the term of his tenure, attended all meetings of the Board of Directors held. Each director also attended all meetings of the committees of the Board of Directors on which he served.

        The Audit Committee met three times and the Compensation Committee met three times during the fiscal year ended December 31, 2000. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of awards under the Company's stock option plan. The members of the Audit Committee are Messrs. Christy, Schwartz and Glascott and the members of the Compensation Committee are Messrs. Christy, Holen, Glascott and Shields. The Company does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

        Each director who is not an officer of or otherwise employed by the Company (an "Outside Director") receives an automatic annual grant on May 1 of a non-qualified option to purchase 3,000 shares of Common Stock with a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. In addition, each Outside Director receives $1,500 per month, plus $500 for each board meeting attended plus $150 for each committee meeting attended on a day when no board meeting is held, or $250 for each committee meeting attended as committee chairperson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company has no interlocking relationships involving any of the members of its Compensation Committee which would be required by the Securities and Exchange Commission (the "Commission") to be reported in this Proxy Statement, and no officer or employee of the Company serves on its Compensation Committee.


ITEM 2: SHAREHOLDER PROPOSAL
-------------------------------------------------------------------------------

        Aaron Merle Epstein, 13455 Ventura Boulevard #209, Sherman Oaks, California 91423-6122, owning 113 shares of Common Stock of the Company, has notified the Company of his intent to introduce the following proposal at the annual meeting. "Whereas: Consumers and shareholders continue to be concerned about whether low wages and abusive working conditions exist in facilities where the products they buy, produced or assembled. Resolved: Shareholders request the Board of Directors adopt the following Vendor Standards to be inserted in all purchasing contracts with its vendors.

99 Cents Only Stores - Statement of Vendor Standards-99 Cents Only Stores has a tradition of conducting its business in an ethical manner that reflects our respect for the public franchise under which we operate. As such we are concerned with the worldwide state of being of human rights and environmental degradation . We expect that the vendors with whom we source our products to share these same ethical concerns as well. 99 Cents Only Stores will use the following Standards of Vendor Engagement in selecting vendors and will seek compliance with these standards by our contractors, subcontractors, suppliers, and other businesses. 99 Cents Only Stores will seek vendors that will allow us full knowledge of the facilities used in production. We reserve the right to undertake affirmative measures, such as on-site inspection of production facilities in order to implement and monitor these standards. Any effort to suppress any of these standards will be met with strong objection on our part and we will take into account any such actions on the part of our vendors when reviewing and evaluating our business relationships.

-------------------------------------------------------------------------------

Safe and Healthy Workplace - 99 Cents Only Stores will seek vendors who provide their employees with a safe and healthy workplace in compliance with local laws. Forced or Compulsory Labor - 99 Cents Only Stores will not knowingly use vendors that use forced or other compulsory labor in the manufacture of products intended for our stores. This includes labor that is required as a means of political coercion or as punishment for holding or for peacefully expressing political views. Disciplinary Practices - 99 Cents Only Stores will not knowingly use vendors who use corporal punishment or other forms of mental or physical coercion. Non-discrimination - 99 Cents Only Stores recognizes and respects the cultural differences found in the worldwide marketplace. However, we believe that workers should be employed on the basis of their ability to carry out the duties of a particular job, rather than on the basis of personal characteristics or beliefs. We will seek vendors who share this belief. Working Hours and Overtime - 99 Cents Only Stores will seek vendors who do not require more than 60 hour work weeks on a regularly scheduled basis, except for appropriately compensated overtime in compliance with local laws. Fair Wages - 99 Cents Only Stores will seek vendors who share our commitment to the betterment of wage and benefit levels that address the basic needs of workers and their families so far as possible and appropriate in light of national practices and conditions. Child Labor - 99 Cents Only Stores will seek vendors who do not use child labor. 99 Cents Only Stores will expect its vendors to comply with the law of the country of origin in defining the term "child", but we will not knowingly use vendors that use labor for persons under the age of 14 regardless of the law of the country of origin. 99 Cents Only Stores will support the development of legitimate workplace apprenticeship programs for the educational benefit of younger people as long as the child is not being exploited or given jobs that are dangerous to the child's health or safety.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

        The Company recognizes its responsibility to engage in business with vendors that have strong business ethics and regard for human rights. The Company also believes that substantial progress has been made in improving international human rights through a combination of cooperative efforts between business and the local government's to improve living standards and awareness and education or human rights. The Company believes its business activities are consistent with the objectives of good business ethics and that the Company has performed responsibly. The Board of Directors believes that the proposed resolution is not warranted.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

        The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year.

                                                                    LONG-TERM
                               FISCAL                              COMPENSATION
                                YEAR                                NUMBER OF
                                ENDED      ANNUAL COMPENSATION      SECURITIES
                              DECEMBER    ---------------------     UNDERLYING
NAME AND PRINCIPAL POSITION      31,       SALARY        BONUS      OPTIONS (A)
---------------------------   --------    --------    ---------    ------------
David Gold................      2000      $168,300        -            -
   Chairman of the Board        1999       175,000        -            -
     and Chief Executive        1998       175,000        -            -
     Officer

Andrew Farina ............      2000      $141,500      $20,000      22,500
   Chief Financial Officer      1999       128,000       15,000      30,000
                                1998       120,000       12,000      37,500

Jose Gomez................      2000      $160,200      $25,000      22,500
   Vice President of            1999       159,600       25,000      30,000
     Retail Operations          1998       131,000       25,000      37,500

Helen Pipkin..............      2000      $137,700      $20,000      22,500
   Senior Vice President        1999       145,800       20,000      30,000
     of Wholesale               1998       135,200       25,000      37,500
     Operations

Eric Schiffer ............      2000      $120,800         -           -
   President                    1999       120,000                     -
                                1998       120,000         -              -

(a) The number of securities underlying the options in the above table as well as in the Option Grants in The Last Fiscal Year table and the Aggregated Options Exercised in the Last Fiscal Year and Year-End Values table have been adjusted to reflect the Company's 3 for 2 stock split attributed March 20, 2001 to shareholders of record on March 14, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                                                                  POTENTIAL
                                        PERCENT                                REALIZABLE VALUE
                                        OF TOTAL                              AT ASSUMED ANNUAL
                           NUMBER OF    OPTIONS                              RATES OF STOCK PRICE
                          SECURITIES   GRANTED TO                              APPRECIATION FOR
                          UNDERLYING   EMPLOYEES                                 OPTION TERM(a)
                            OPTION     IN FISCAL   EXERCISE OR   EXPIRATION  --------------------
         NAME             GRANTED(b)    YEAR(c)     BASE PRICE      DATE        5%         10%
         ----             ----------   ---------   -----------   ----------  --------    --------
David Gold.............       -           -            -             -          -          -
Jose Gomez.............     22,500       1.8%      $   22.67      5/04/10    $320,736    $812,809
Helen Pipkin...........     22,500       1.8%          22.67      5/04/10     320,736     812,809
Andrew Farina..........     22,500       1.8%          22.67      5/04/10     320,736     812,809
Eric Schiffer..........       -           -            -             -          -          -

(a) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the Common Stock.
(b) The option grants set forth on this chart vest in three equal annual installments beginning on May 4, 2001.
(c) Options covering an aggregate of 1,241,041 shares were granted to eligible persons during the fiscal year ended December 31, 2000.


STOCK OPTIONS HELD AT FISCAL YEAR END

        The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the New York Stock Exchange on December 31, 2000 ($18.25 per share).

    AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND YEAR-END VALUES


                  NUMBER OF SECURITIES       NUMBER OF SECURITIES
                  UNDERLYING EXERCISED      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                       OPTIONS AT                 OPTIONS AT             IN-THE-MONEY OPTIONS
                   DECEMBER 31, 2000          DECEMBER 31, 2000          AT DECEMBER 31, 2000(a)
                  --------------------    --------------------------  --------------------------
                              VALUE
NAME              SHARES     REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------- --------    --------     -----------  -------------  -----------  -------------
David Gold......    -           -              -             -            -             -
Jose Gomez......  37,500     $968,113       91,254         55,000       $742,381         $39,373
Helen Pipkin....  44,175     $723,116       17,002         55,000        238,800          39,373
Andrew Farina...    -           -           77,190         55,000        588,253          39,373
Eric Schiffer...    -           -           56,253           -           729,686               -

(a) Based on the last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 2000 ($18.25) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE
-------------------------------------------------------------------------------

        The Compensation Committee of the Board of Directors is responsible for the review and administration of the Company's various compensation plans, including determining base salaries for officers and administering the Company's stock option plan and annual bonus plan.

        COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other retail companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. Given the current share ownership of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

        BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company and are reviewed annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company and the Company's performance against its financial and strategic goals. Base salaries are generally designed to be at the mid-range of salaries of comparable companies. During the year ended December 31, 2000, David Gold served as the Company's Chief Executive Officer. Mr. Gold's base salary of $175,000 was determined based upon his service to the Company, the financial performance of the Company in the year ended December 31, 2000, and the salaries received by similarly situated executives at other companies. See "Executive Compensation -- Summary Compensation Table."

        ANNUAL CASH BONUSES. Executive officers and key members of management are eligible to receive annual incentive bonuses from an executive bonus pool in amounts determined at the discretion of the Board of Directors. The executive bonus pool is calculated based on the Company's annual performance against a business plan developed each year by senior management and reviewed and approved by the Board of Directors. The executive bonus pool is capped at 3% of the Company's operating profit. Funding of the bonus pool is determined based on a performance matrix consisting of three variables: (i) the increase in store sales during the subject year over store sales during the immediately preceding year; (ii) operating income goals; and (iii) the individual performance of the executives. Individual bonus targets for executives range from 0% to 20% of the executive's base salary depending on the level of responsibility and attainment of individual performance goals. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive an annual incentive bonus for 2000.

        LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Compensation Committee of the Board of Directors is currently responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Compensation Committee pursuant to the 1996 Stock Option Plan have been in the form of stock options. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in 2000 were granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

        COMPENSATION DEFERRAL PLAN. Effective January 1, 2000 the Company established a compensation deferral plan for highly compensated employees. Under the compensation deferral plan participants may defer up to 80% of base pay.

        OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer each of the Company's four most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1996 Stock Option Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 2000 will be fully deductible.

        SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives (other than Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer), as described in this report, serves the interests of the Company and its shareholders.

                                               COMPENSATION COMMITTEE
                                                   William Christy
                                                   Marvin Holen
                                                   Lawrence Glascott
                                                   John Shields

REPORT OF THE AUDIT COMMITTEE
-------------------------------------------------------------------------------

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

        The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee:

          1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen LLP, the Company's independent auditors;

          2. Discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards 61 relating to the conduct of the audit; and

          3. Received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard Number 1. The Audit Committee discussed with Arthur Andersen LLP their independence.

        The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Arthur Andersen LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE

                                                   William Christy
                                                   Ben Schwartz
                                                   Lawrence Glascott

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total shareholder return of the Company's Common Stock during the period from May 23, 1996 (the date of commencement of the Company's initial public offering) to December 31, 2000, compared with the cumulative returns of the S&P Small Cap 600 Index and the Russell 2000 Index. The comparison assumes $100 was invested on May 23, 1996 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


[GRAPH OMITTED]


                             Cumulative Total Return
                        -----------------------------------------------------------
                        5/23/1996     12/96     12/97     12/98     12/99    12/00
                        ---------    ------    ------    ------    ------   ------
99 CENTS ONLY STORES       100.00    103.15    232.28    483.51    376.48   362.58
S & P SMALLCAP 600         100.00    108.53    136.29    140.01    157.38   156.26
RUSSELL 2000               100.00    113.18    149.15    139.52    137.45   132.62

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

As of March 28, 2001, the Company leased 12 of its 104 store locations and a parking lot associated with one of these stores from certain members of the Gold family and their affiliates (the "Shareholders"). Annual rental expense for the facilities owned by the Shareholders or their affiliates was approximately $2.2 million, $1.9 million and $1.9 million in 1998, 1999 and 2000, respectively. The Company believes that such leases and contracts are no less favorable to the Company than those an unrelated party would have provided after arm's-length negotiations. It is the Company's current policy not to enter into real estate transactions with the Shareholders or their affiliates, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in the best interests of the Company. Moreover, all real estate transactions between 99 Cents Only Stores and the Shareholders will require the unanimous approval of the independent directors on the Company's Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that the Company and the Shareholders or their affiliates will be able to agree on renewal terms for the properties currently leased by the Company from the Shareholders, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms.

On September 30, 2000, the Board of Directors approved the sale of Universal International, Inc. and Odd's-N-End's, Inc. (collectively, "Universal") to Universal Deals, Inc. and Universal Odd's-N-End's, Inc., respectively. Both Universal Deals, Inc. and Universal Odd's-N-End's are owned 100% by David and Sherry Gold who are significant shareholders of 99 Cents Only Stores. Mr. Gold is also Chairman and Chief Executive Officer of 99 Cents Only Stores. The sales price for Universal was the Company's carrying value as of the close of business on September 30, 2000 which was $33.9 million as determined by the parties and approved by the Board of Directors of the Company. The sale was effective as of the close of business on September 30, 2000. The Universal net assets at September 30, 2000 included $29.2 million in inventory, net fixed assets of $7.6 million and $0.6 million of other assets. These assets were offset by $3.5 million of accounts payable, accrued and other liabilities. In connection with this transaction, 99 Cents Only Stores continues to provide certain ongoing administrative and other services to Universal pursuant to a Services Agreement. 99 Cents Only Stores receives a management fee of 6% of Universal's sales revenue. In the fourth quarter of 2000, the Company received $1.4 million in management fees under the Services Agreement with Universal. The Company has also received $0.4 million in lease payments for rental of a distribution facility to Universal. These amounts are included in total net selling, general and administrative expenses of 99 Cents Only Stores in 2000.

PRINCIPAL SHAREHOLDERS
-------------------------------------------------------------------------------

        The following table sets forth as of March 31, 2001, certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 4000 Union Pacific Avenue, City of Commerce, California 90023.

                                             NUMBER OF     PERCENT
NAMES AND ADDRESSES                         SHARES(A)    OF CLASS (A)
-------------------                         ----------   ------------
David Gold (b)(e)...................        14,620,022     28.50%
Sherry Gold (c)(e)..................        14,620,022     28.50%
Howard Gold (d)(e)..................         8,502,363     16.57%
Jeff Gold (d)(e)....................         8,502,363     16.57%
Eric and Karen Schiffer (e)(f)......         8,558,616     16.68%
Au Zone Investments #3, LLC(e)......         6,718,257     13.10%
William O. Christy (g)..............            42,689      *
Marvin Holen (h)....................            59,879      *
Ben Schwartz (i)....................            60,230      *
Lawrence Glascott (j)...............            28,626      *
Helen Pipkin (k)....................            50,126      *
Jose Gomez(l).......................           121,253      *
Andrew Farina(m)....................           107,189      *
John Shields........................               450      *
Myron Kaplan(n).....................         4,122,624      8.02%
All of the Company's executive
officers and directors as a group,
12 persons(0).......................        24,624,129     47.89%

*     Less than 1%

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of March 31, 2001 are deemed outstanding. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power for all shares shown as beneficially owned, subject to community property laws where applicable.
(b) Includes 3,950,999 shares owned by Sherry Gold, David Gold's spouse, and 6,718,257 shares controlled through Au Zone Investments #3, LLC, a California limited liability company ("Au Zone").
(c) Includes 3,950,999 shares owned by David Gold, Sherry Gold's spouse, and 6,718,257 shares controlled through Au Zone.
(d) Includes 6,718,257 shares controlled through Au Zone and 56,253 shares reserved for issuance upon exercise of stock options which are exercisable.
(e) Au Zone is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the "Partnership"). The Partnership is the registered owner of shares of Common Stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer. Each of the limited partners of the Partnership owns a 20% interest in Au Zone.
(f) Includes 6,718,257 shares controlled through Au Zone and 112,506 shares reserved for issuance upon exercise of stock options which are exercisable.
(g) Includes 41,127 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(h) Includes 50,504 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(i) Includes 31,754 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(j) Includes 27,065 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(k) Includes 47,001 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(l) Includes 121,253 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(m) Includes 107,189 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.
(n) Includes 2,519,416 shares of Common Stock owned directly and for which Mr. Kaplan has sole voting power and 229, 000 shares of Common Stock owned by Kaplan Nathan & Company, LLP a Delaware limited partnership, and for which Mr. Kaplan shares voting and depositive power. This information is based on a Scedule13G amendment filed by Mr. Kaplan, Box 385 Leona , N.J. 07605, on February 14, 2001.


                                    Page 15


(o) Includes (i) shares owned by Sherry Gold, the spouse of David Gold, (ii) shares controlled through Au Zone and (iii) shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2001.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------------------------------

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater-than-ten percent shareholders are required by the Commission's regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2000, all the Company's executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements., with the exception of the following: each of Jose Gomez and Helen Pipkin filed late form 4's covering two transactions; Au-Zone Investments filed one late Form 4 covering three transactions; Andy Farina filed one late Form 4 covering one transaction and each of the Schiffer's and Jeff and Howard Gold filed one late Form 4 covering seven transactions and Sherry and David Gold filed two late Form 4's covering eight transactions.

SHAREHOLDER PROPOSALS

        Any shareholder who intends to present a proposal at the next Annual Meeting for inclusion in the Company's Proxy Statement and Proxy relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 13, 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 2000 and have been selected by the Board of Directors to serve as independent public accountants for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

         During the fiscal year ended December 31, 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts.

        1. Audit fees                       $346,000
        2. Financial Information System
               Design and Implementation
               Fees                         $      -
        3. Other services                   $143,000

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

SOLICITATION OF PROXIES

        The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

ANNUAL  REPORT ON FORM 10-K


        THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99 CENTS ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023,
ATTENTION: CHIEF FINANCIAL OFFICER.

                                            ON BEHALF OF THE BOARD OF DIRECTORS

                                             /S/ ERIC SCHIFFER

                                            Eric Schiffer
                                            President
                                            4000 Union Pacific Avenue
                                            City of Commerce, California 90023
                                            April 12, 2001

                                   APPENDIX A

                                     CHARTER
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.  CONTINUOUS ACTIVITIES - GENERAL

     1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

     2. Meet three times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

     4. Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     6. Consider and review with the independent auditor:

          (a) The adequacy of the Company's internal controls including computerized information system controls and security.

          (b)Related findings and recommendations of the independent auditor and Internal Audit Committee together with management's responses.

     7. Consider and review with management and the independent auditor.

          (a) Significant findings during the year, including the Status of Previous Audit Recommendations.

          (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

          (c) Any changes required in the planned audit scope.

          (d) The audit budget and staffing.

     8. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     9. Report periodically to the Board of Directors on significant results of the foregoing activities.

     10. Instruct the independent auditor that the Board of Directors, as the Shareholders' representative, is the auditor's client.

II.  CONTINUOUS ACTIVITIES-RE: REPORTING SPECIFIC POLICIES

     1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

     2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

     5. Determine, as regards new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     6. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

     7. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect analysts and public views and attitudes about the Company.

III.  SCHEDULED ACTIVITIES

     1. Recommend the selection of the independent auditor for approval by the Board of Directors, approve the fees estimates of the independent auditor, and review and approve the discharge of the independent auditor.

     2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent audit.

     3. Review with management and the independent auditor the results of annual audits and related comments in consultation with the Board and other committees as deemed appropriate including:

          (a) The independent auditor's audit of the Company's and annual financial statements, accompanying footnotes and its report thereon.

          (b) Any significant changes required in the independent auditor's audit plans.

          (c) Any difficulties or disputes with management encountered during the course of the audit.

          (d)Other matters related to the conduct of the audit which are to be communicated to thc Audit Committee under Generally Accepted Auditing Standards.

     4. Describe in the Company's Annual Report the Committee's composition and responsibilities, and how they were discharged.

     5. Arrange for the independent auditor to be available to the full Board of Directors annually to help as a basis for the board to approve the appointment of the auditor. Update the Committee's Charter annually.

IV. "WHEN NECESSARY" ACTIVITIES

     1. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     2.Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

     3. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.